Exhibit 99.1

Power Medical Interventions, Inc.

Appoints Mary Kay Scucci to Board of Directors

LANGHORNE, Pa., August 14, 2008 — Power Medical Interventions®, Inc. (Nasdaq:PMII), a leader in developing and commercializing Intelligent Surgical Instruments™, announced today that Mary Kay Scucci, CPA, MBA, Ph.D, has been appointed  to the Company’s Board of Directors. Ms. Scucci had previously served as served as Chief Financial Officer of the Company from 2000 to 2001.  Ms. Scucci was also elected as a member of the audit and nominating committees and will replace David Murray, who  resigned from the Board of Directors, effective with Ms. Scucci’s appointment.

Michael Whitman, President and Chief Executive Officer commented, “We are pleased to welcome Mary Kay back to Power Medical.  She played an integral part in our growth when she served as Chief Financial Officer and we believe that her breadth of knowledge will prove to yet again be a valuable asset as a member of our Board.  I would like to thank David Murray, on behalf of the Board, for his dedication to the Company during our IPO and first year as a public company.  We are entering an exciting time as we continue to roll out new products, and the ongoing support of our Board is an integral part of the success of Power Medical.”

Ms. Scucci currently serves as Financial Consultant at Y&M Ventures, Inc., a private consulting and investing firm.  Prior to joining Y&M, Ms. Scucci served as the Chief Financial Officer and Managing Director of Accounting Policy at Bear Stearns Asset Management.  She has also served as Director of Finance at Honeywell International, Inc., Corporate Controller and Director of Strategic Development at Schering Berlin, Inc. and has also held various positions at Essex Chemical Company, Shasta Beverages and Associates First Capital Corp.  She currently serves on the Boards of Hope House, Financial Executive International (FEI) — New Jersey Chapter, and the Financial Executive Research Foundation (FERF).  Ms. Scucci received a Ph.D. in Accounting and Finance from Rutgers University, an MBA from The Wharton School of Business, a bachelor’s degree in accounting from William Paterson University and a bachelor’s degree in political science from Duquesne University.

About Power Medical Interventions, Inc.:

Power Medical Interventions®, Inc. is the world’s only provider of computer-assisted, power-actuated surgical stapling products. PMI’s Intelligent Surgical Instruments™ enable less invasive surgical techniques to benefit surgeons, patients, hospitals and healthcare networks. PMI manufactures durable recyclable technology to reduce medical waste and help keep the planet clean. The company was founded in 1999, and is headquartered in Langhorne, PA with additional offices in Germany, France, and Japan. To learn more about Power Medical Interventions, Inc. and its products, please visit www.pmi2.com.

Safe Harbor Statement

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, commercialization and technological difficulties, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Company Contacts:

Power Medical Interventions, Inc.

John P. Gandolfo, Chief Financial Officer

267-775-8100

FD

Evan Smith, CFA

212-850-5606

Evan.smith@fd.com